Exhibit 99.2

Dominion

Unaudited Supplemental Summary of 2012 Operating Earnings

(millions, except per share amounts)

	12 Months Ended 12/31/12	Quarter ended 12/31/12	Quarter ended 09/30/12	Quarter ended 06/30/12	Quarter Ended 03/31/12

Dominion Virginia Power
Electric Distribution
Operating revenue	$1,274	$310	$345	$309	$310

Expenses:
Commodity purchases	2	1	0	1	0
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	331	79	93	82	77
Depreciation, depletion and amortization	315	80	80	78	77
Other	57	11	8	21	17

Earnings including noncontrolling interests before interest and taxes	$569	$139	$164	$127	$139

Electric Transmission
Operating revenue	$638	$143	$176	$154	$165

Expenses:
Commodity purchases	0	0	0	0	0
Purchased electric capacity	16	0	0	7	9
Other operations and maintenance	199	36	71	44	48
Depreciation, depletion and amortization	77	20	19	19	19
Other	3	0	0	1	2

Earnings including noncontrolling interests before interest and taxes	$343	$87	$86	$83	$87

Dominion Retail
Operating revenue	$1,642	$406	$336	$369	$531

Expenses:
Commodity purchases	1,319	343	309	264	403
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	102	24	28	26	24
Depreciation, depletion and amortization	10	2	2	3	3
Other	17	5	5	4	3

Earnings including noncontrolling interests before interest and taxes	$194	$32	($8)	$72	$98

Segment Eliminations
Operating revenue	($57)	($16)	($15)	($13)	($13)

Expenses:
Commodity purchases	0	0	0	0	0
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	(57)	(16)	(15)	(13)	(13)
Depreciation, depletion and amortization	0	0	0	0	0
Other	0	0	0	0	0

Earnings including noncontrolling interests before interest and taxes	$0	$0	$0	$0	$0

Dominion Virginia Power Total
Operating revenue	$3,497	$843	$842	$819	$993

Expenses:
Commodity purchases	1,321	344	309	265	403
Purchased electric capacity	16	0	0	7	9
Other operations and maintenance	576	124	177	139	136
Depreciation, depletion and amortization	402	102	101	100	99
Other	77	16	13	26	22

Earnings including noncontrolling interests before interest and taxes	$1,105	$257	$242	$282	$324
Interest and related charges	187	42	46	48	51
Income taxes	351	82	75	89	105
Noncontrolling interests	8	2	2	2	2

Operating earnings contribution	$559	$131	$119	$143	$166
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Operating earnings per share contribution	0.98	0.23	0.21	0.25	0.29

Notes:

•	Commodity purchases = Electric fuel and other energy-related purchases + Purchased gas
•	Other = Other Taxes - Other Income
•	Operating segment contribution to operating earnings equals contribution to GAAP earnings
•	Figures may not add due to rounding

Dominion

Unaudited Supplemental Summary of 2012 Operating Earnings

(millions, except per share amounts)

	12 Months Ended 12/31/12	Quarter ended 12/31/12	Quarter ended 09/30/12	Quarter ended 06/30/12	Quarter Ended 03/31/12

Dominion Energy
Gas Distribution (DEO & HGI)
Operating revenue	$848	$251	$137	$162	$298

Expenses:
Commodity purchases	183	71	12	21	79
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	299	79	57	61	102
Depreciation, depletion and amortization	73	16	21	18	18
Other	104	30	16	22	36

Earnings including noncontrolling interests before interest and taxes	$189	$55	$31	$40	$63

Gas Transmission
Operating revenue	$1,263	$353	$287	$303	$320

Expenses:
Commodity purchases	219	60	48	68	43
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	188	4	67	55	62
Depreciation, depletion and amortization	142	39	35	34	34
Other	29	7	9	8	5

Earnings including noncontrolling interests before interest and taxes	$685	$243	$128	$138	$176

Producer Services
Operating revenue	$733	$191	$170	$147	$225

Expenses:
Commodity purchases	659	160	152	139	208
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	23	5	8	5	5
Depreciation, depletion and amortization	1	0	0	1	0
Other	(26)	(6)	(8)	(7)	(5)

Earnings including noncontrolling interests before interest and taxes	$76	$32	$18	$9	$17

Segment Eliminations
Operating revenue	($101)	($31)	($22)	($21)	($27)

Expenses:
Commodity purchases	(92)	(28)	(20)	(19)	(25)
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	(9)	(3)	(2)	(2)	(2)
Depreciation, depletion and amortization	0	0	0	0	0
Other	0	0	0	0	0

Earnings including noncontrolling interests before interest and taxes	$0	$0	$0	$0	$0

Dominion Energy Total
Operating revenue	$2,743	$764	$572	$591	$816

Expenses:
Commodity purchases	969	263	192	209	305
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	501	85	130	119	167
Depreciation, depletion and amortization	216	55	56	53	52
Other	107	31	16	24	36

Earnings including noncontrolling interests before interest and taxes	$950	$330	$178	$186	$256
Interest and related charges	47	12	11	11	13
Income taxes	352	129	63	66	94
Noncontrolling interests	0	0	0	0	0

Operating earnings contribution	$551	$189	$104	$109	$149
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Operating earnings per share contribution	0.96	0.33	0.18	0.19	0.26

Notes:

•	Commodity purchases = Electric fuel and other energy-related purchases + Purchased gas
•	Other = Other Taxes - Other Income
•	Operating segment contribution to operating earnings equals contribution to GAAP earnings
•	Figures may not add due to rounding

Dominion

Unaudited Supplemental Summary of 2012 Operating Earnings

(millions, except per share amounts)

	12 Months Ended 12/31/12	Quarter ended 12/31/12	Quarter ended 09/30/12	Quarter ended 06/30/12	Quarter Ended 03/31/12

Dominion Generation
Utility Generation
Operating revenue	$5,379	$1,196	$1,581	$1,307	$1,295

Expenses:
Commodity purchases	2,362	513	634	602	613
Purchased electric capacity	370	89	86	91	104
Other operations and maintenance	921	242	227	256	196
Depreciation, depletion and amortization	390	103	104	91	92
Other	81	13	17	26	25

Earnings including noncontrolling interests before interest and taxes	$1,255	$236	$513	$241	$265

Merchant Generation
Operating revenue	$1,471	$309	$350	$386	$426

Expenses:
Commodity purchases	478	118	109	123	128
Purchased electric capacity	1	1	0	0	0
Other operations and maintenance	477	133	94	137	113
Other	80	16	23	20	21

Earnings before interest, taxes and DD&A	$435	$41	$124	$106	$164
Depreciation, depletion and amortization	110	20	20	35	35

Earnings including noncontrolling interests before interest and taxes	$325	$21	$104	$71	$129

Dominion Generation Total
Operating revenue	$6,850	$1,505	$1,931	$1,693	$1,721

Expenses:
Commodity purchases	2,840	631	743	725	741
Purchased electric capacity	371	90	86	91	104
Other operations and maintenance	1,398	375	321	393	309
Depreciation, depletion and amortization	500	123	124	126	127
Other	161	29	40	46	46

Earnings including noncontrolling interests before interest and taxes	$1,580	$257	$617	$312	$394
Interest and related charges	208	39	46	63	60
Income taxes	479	76	204	92	107
Noncontrolling interests	19	5	4	5	5

Operating earnings contribution	$874	$137	$363	$152	$222
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Operating earnings per share contribution	1.52	0.23	0.63	0.27	0.39

Notes:

•	Commodity purchases = Electric fuel and other energy-related purchases + Purchased gas
•	Other = Other Taxes - Other Income
•	Operating segment contribution to operating earnings equals contribution to GAAP earnings
•	Figures may not add due to rounding

Dominion

Unaudited Supplemental Summary of 2012 Operating Earnings

(millions, except per share amounts)

	12 Months Ended 12/31/12	Quarter ended 12/31/12	Quarter ended 09/30/12	Quarter ended 06/30/12	Quarter Ended 03/31/12

THIS SCHEDULE PRESENTS MEASURES OF OPERATING EARNINGS THAT EXCLUDE CERTAIN ITEMS THAT ARE INCLUDED IN GAAP. PLEASE REFER TO THE FOLLOWING PAGE FOR THE GAAP EQUIVALENT OF THIS SCHEDULE.

Corporate and Other
Operating revenue	$584	$148	$156	$137	$143

Expenses:
Commodity purchases	3	1	1	0	1
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	577	147	156	142	132
Depreciation, depletion and amortization	30	8	7	8	7
Other	(59)	(13)	(13)	(13)	(20)

Earnings including noncontrolling interests before interest and taxes	33	5	5	0	23
Interest and related charges	496	127	119	125	125
Income taxes	(228)	(65)	(54)	(58)	(51)
Noncontrolling interests	0	0	0	0	0

Operating earnings contribution	($235)	($57)	($60)	($67)	($51)
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Operating earnings per share contribution	(0.41)	($0.10)	(0.10)	($0.12)	(0.09)

Total Segment Eliminations and Adjustments
Operating revenue	($912)	($210)	($217)	($229)	($256)

Expenses:
Commodity purchases	(306)	(57)	(54)	(83)	(112)
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	(606)	(153)	(163)	(146)	(144)
Depreciation, depletion and amortization	0	0	0	0	0
Other	106	26	27	27	26

Earnings including noncontrolling interests before interest and taxes	(106)	(26)	(27)	(27)	(26)
Interest and related charges	(106)	(26)	(27)	(27)	(26)
Income taxes	0	0	0	0	0
Noncontrolling interests	0	0	0	0	0

Operating earnings contribution	$0	$0	$0	$0	$0
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Operating earnings per share contribution	$0.00	$0.00	$0.00	$0.00	$0.00

Dominion Total
Operating revenue	$12,762	$3,050	$3,284	$3,011	$3,417

Expenses:
Commodity purchases	4,827	1,182	1,191	1,116	1,338
Purchased electric capacity	387	90	86	98	113
Other operations and maintenance	2,446	578	621	647	600
Depreciation, depletion and amortization	1,148	288	288	287	285
Other	392	89	83	110	110

Earnings including noncontrolling interests before interest and taxes	$3,562	$823	$1,015	$753	$971
Interest and related charges	832	194	195	220	223
Income taxes	954	222	288	189	255
Noncontrolling interests	27	7	6	7	7

Consolidated operating earnings attributable to Dominion	$1,749	$400	$526	$337	$486
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Consolidated operating earnings per share	3.05	0.69	0.92	0.59	0.85

Notes:

•	Commodity purchases = Electric fuel and other energy-related purchases + Purchased gas
•	Other = Other Taxes - Other Income
•	Figures may not add due to rounding

Dominion

Unaudited Supplemental Summary of 2012 GAAP Earnings

(millions, except per share amounts)

	12 Months Ended 12/31/12	Quarter ended 12/31/12	Quarter ended 09/30/12	Quarter ended 06/30/12	Quarter Ended 03/31/12

THIS SCHEDULE PRESENTS GAAP MEASURES OF REPORTED NET INCOME ATTRIBUTABLE TO DOMINION. PLEASE REFER TO THE PRECEDING PAGE FOR THE OPERATING EARNINGS EQUIVALENT OF THIS SCHEDULE.

Corporate and Other
Operating revenue	$915	$265	$283	$179	$188

Expenses:
Commodity purchases	101	33	53	5	10
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	2,999	1,888	669	277	165
Depreciation, depletion and amortization	68	24	25	10	9
Other	(103)	(19)	(28)	(21)	(35)

Income including noncontrolling interests before interest and taxes	(2,150)	(1,661)	(436)	(92)	39
Interest and related charges	546	148	139	129	130
Income taxes	(1,036)	(693)	(203)	(93)	(47)

Income from continuing operations including noncontrolling interests	(1,660)	(1,116)	(372)	(128)	(44)
Income(loss) from discontinued operations, net of tax	(22)	0	(5)	(18)	1
Noncontrolling interests	0	0	0	0	0

Reported Earnings (Loss) Contribution	($1,682)	(1,116)	($377)	($146)	($43)
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Reported Earnings (Loss) Per Share Contribution	(2.93)	(1.94)	(0.66)	(0.26)	(0.08)

Total Segment Eliminations and Adjustments
Operating revenue	($912)	($210)	($217)	($229)	($256)

Expenses:
Commodity purchases	(306)	(57)	(54)	(83)	(112)
Purchased electric capacity	0	0	0	0	0
Other operations and maintenance	(606)	(153)	(163)	(146)	(144)
Depreciation, depletion and amortization	0	0	0	0	0
Other	106	26	27	27	26

Income including noncontrolling interests before interest and taxes	(106)	(26)	(27)	(27)	(26)
Interest and related charges	(106)	(26)	(27)	(27)	(26)
Income taxes	0	0	0	0	0
Noncontrolling interests	0	0	0	0	0

Segment Eliminations Earnings (Loss) Contribution	$0	$0	$0	$0	$0
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Segment Eliminations Earnings (Loss) Per Share Contribution	$0.00	$0.00	$0.00	$0.00	$0.00

Dominion Total
Operating revenue	$13,093	$3,167	$3,411	$3,053	$3,462

Expenses:
Commodity purchases	4,925	1,214	1,243	1,121	1,347
Purchased electric capacity	387	90	86	98	113
Other operations and maintenance	4,868	2,319	1,134	782	633
Depreciation, depletion and amortization	1,186	304	306	289	287
Other taxes	571	132	124	146	169

Total operating expenses	11,937	4,059	2,893	2,436	2,549

Income from Operations	1,156	(892)	518	617	913
Other income (loss)	223	49	56	44	74
Income including noncontrolling interests before interest and taxes	1,379	(843)	574	661	987
Interest and related charges	882	215	215	224	228
Income before taxes	497	(1,058)	359	437	759
Income taxes	146	(406)	139	154	259

Income from continuing operations including noncontrolling interests	351	(652)	220	283	500
Income(loss) from discontinued operations, net of tax	(22)	0	(5)	(18)	1
Noncontrolling interests	27	7	6	7	7

Net Income attributable to Dominion	$302	($659)	$209	$258	$494
Average shares outstanding, diluted	573.9	575.0	574.7	573.1	571.9

Consolidated reported earnings per share	0.53	(1.15)	0.36	0.45	0.86

Notes:

•	Commodity purchases = Electric fuel and other energy-related purchases + Purchased gas
•	Other = Other Taxes - Other Income
•	Figures may not add due to rounding